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                                                                    EXHIBIT 99.1


[EMS TECHNOLOGIES]

                                            NEWS RELEASE
The Science of Wireless Communications      Atlanta, Georgia
                                            October 28, 2003

                                            Contact: Investor Relations
                                            Phone: (770) 729-6510
                                            E-mail: investor.relations@ems-t.com
                                            WWW.EMS-T.COM

                           EMS TECHNOLOGIES ANNOUNCES
                              THIRD QUARTER RESULTS



ATLANTA - OCTOBER 28, 2003 - EMS Technologies, Inc. (Nasdaq - ELMG) today reported earnings from continuing operations of $1.9 million, or $.18 per share, on revenues of $61.5 million for the third quarter of 2003, and $6.1 million ($.57 per share) on revenues of $183.3 million for the first nine months of 2003. All of the Company's major reporting segments were profitable, including its LXE division, which set a new sales record for the third consecutive quarter.

As previously announced, management started the formal process in the third quarter to dispose of the Company's Space & Technology / Montreal division. Also during the quarter, management proceeded to dispose of its Healthcare product line. As a result, these business components were accounted for as discontinued operations, and the net assets held for sale were written down to their estimated fair value upon disposal. The combined fair value adjustment was a $19 million charge, comprising writedowns of $17 million related to the Space & Technology / Montreal division and $2 million for the Healthcare product line. Including the fair value adjustment, the combined loss from discontinued operations in the third quarter was $25.4 million.

         Alfred G. Hansen, president and chief executive officer, commented, "The third quarter results demonstrate the solid profitable foundation that undergirds our continuing operations. All of our reporting segments were profitable in the third quarter despite current uncertain economic times.

         - LXE set a new record for third quarter revenues on the strength of outstanding performance in all markets, especially in Europe. And we believe the prospects for continued success were enhanced with the introduction during the third quarter of our new MX6 handheld computer. This rugged computer runs on the Windows(R)Pocket PC 2002 operating system and uses a powerful, battery- saving Intel(R)Xscale(TM)PXA255 processor. With the MX6, our customers will be able to deploy a wide range of sophisticated mobile applications. We have also introduced two new programs that we believe will help create new business opportunities: the "PartnerPass" program to build relationships with new business partners, and a leasing program that offers financing flexibility to our customers.

         - Space & Technology / Atlanta's profits were driven by exceptional contract performance and diligent control of costs. We are clearly benefiting now from important steps taken in recent years, such as major investments in capital equipment and improvement of our processes to create new manufacturing efficiencies. These improvements have not only benefited the Company but also our customers, as demonstrated by the recent hardware deliveries on the F/A-22 program months ahead



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                  of schedule. The technology strength of this business also continues to reach opportunities in non-military markets, such as the recent order for switch hardware to be used by the COSMO SkyMed constellation of environmental monitoring satellites.

         - SATCOM's industry-leading product line had another strong revenue and earnings quarter. Sales of our AMT-50 aeronautical terminals for commercial aircraft were well ahead of plan during the third quarter. The orders activity, especially late in the quarter, was also particularly good for Storm terminals (for video communications) and a record for packet data terminals (for tracking and security).

         - EMS Wireless had vigorous end-of-quarter orders activity, which has continued and given us a fast start to the fourth quarter. Although the telecommunications market remains challenging, EMS Wireless continues to enhance its industry leadership position with the introduction of innovative new products, such as the high-performance "Heirline" antennas, and a variable electronic downtilt antenna that makes it much easier and less expensive for a wireless service provider to change antenna coverages to meet the demands of changing traffic patterns.

         - The Satellite Networks group - our start-up venture providing DVB-RCS-standard hubs and terminals for broadband communications via satellite - has delivered new systems throughout the first nine months of this year. Each new system in the installed base increases the momentum in a market that we believe offers considerable potential.

         We are excited about the changes going on throughout EMS. We are receiving expressions of interest in our Space & Technology / Montreal business, and the process of identifying a purchaser for that business is ongoing. Furthermore, Space & Technology / Montreal made considerable progress during the third quarter on its most difficult programs, and we expect substantial improvement in the results of these discontinued operations beginning in the fourth quarter of 2003. In continuing operations, our businesses remain profitable market leaders, and they are pushing forward with new products and technologies that should create new opportunities. Guidance about the future earnings performance of the Company is clearly subject to substantial uncertainties in current world economies, especially in the telecommunications sector, and defense spending priorities. However, we believe that the Company's continuing operations can achieve revenues in the range of $250 - $260 million for the year 2003, with related annual earnings of $8 - $8.9 million, or $.75 - $.83 earnings per share. As we develop our strategic plan for 2004, it is management's objective to achieve 10% - 15% organic revenue growth.


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EMS TECHNOLOGIES, INC. is a leading provider of technology solutions to wireless and satellite markets. The Company focuses on mobile information users, and increasingly on broadband applications. The Company is headquartered in Atlanta, employs approximately 1,600 people worldwide, and has manufacturing facilities in Atlanta, Montreal, Ottawa and Brazil.

The Company has four reporting segments...

- SPACE & TECHNOLOGY antennas and other hardware, for space and satellite communications, radar, surveillance, military countermeasures, and other specialized uses,

- LXE mobile computers and wireless local area networks, for materials handling and logistics,

- EMS WIRELESS base station antennas and repeaters, for PCS/cellular telecommunications,

- SATCOM antennas and terminals, for aeronautical, land-mobile and maritime communications via satellite.

THERE WILL BE A CONFERENCE CALL AT 9:30 AM EASTERN TIME ON TUESDAY, OCTOBER 28, 2003, IN WHICH THE COMPANY'S MANAGEMENT WILL DISCUSS THE FINANCIAL RESULTS FOR THE THIRD QUARTER. IF YOU WOULD LIKE TO PARTICIPATE IN THIS CONFERENCE, PLEASE CALL 800-867-1054 (INTERNATIONAL CALLERS USE 303-262-2075) WITHIN APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. THE CONFERENCE IDENTIFICATION NUMBER IS 557592. A TAPED REPLAY OF THE CONFERENCE CALL WILL ALSO BE AVAILABLE THROUGH TUESDAY, NOVEMBER 4, 2003 BY DIALING 800-405-2236 (INTERNATIONAL CALLERS USE 303-590-3000) AND ENTERING THE FOLLOWING CODE: 557592.

Statements contained in this press release regarding the potential for various businesses and products, and potential proceeds from the sale of the Space & Technology/Montreal division are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...

- uncertainties related to identifying a purchaser of the Space & Technology/Montreal division, as well as external market conditions and internal priorities and constraints that could affect a purchaser's willingness and ability to complete the transaction on the terms and timing expected by the Company;

- economic conditions in the U.S. and abroad and their effect on capital spending in the Company's principal markets;

-        U.S. defense budget pressures on near-term spending priorities;

- volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, as well as the potential for realizing foreign exchange gains or losses associated with net foreign assets held by the Company;

- successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;


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-        changes in the Company's consolidated effective income tax rate caused by the extent to which the actual levels and mix of taxable earnings among the U.S., Canada, and other taxing jurisdictions may vary from our current expectations;

- successful completion of technological development programs by the Company and the effects of technology that may be developed by competitors;

- successful transition of products from development stages to an efficient manufacturing environment;

- customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony, and space-based communications);

- the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

- the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

- the growth rate of demand for various mobile and high-speed communications services;

- development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

- the Company's ability to attract and retain qualified personnel, particularly those with key technical skills; and

- the availability of sufficient additional credit or other financing, on acceptable terms, to support the Company's expected growth.

Additional relevant factors and risks are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


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                             EMS Technologies, Inc.
                      Consolidated Statements of Operations
                      (In millions, except per-share data)


                                                     Quarter Ended          Nine Months Ended
                                                  --------------------     -------------------
                                                   Sept 27     Sept 28     Sept 27     Sept 28
                                                    2003        2002        2003        2002
                                                  --------     -------     -------     -------
Net sales                                         $   61.5        56.5       183.3       171.1
Cost of sales                                         39.4        35.7       116.7       107.5
Selling, general and administrative expenses          14.3        12.6        41.5        39.1
Research and development expenses                      4.4         4.7        13.9        15.2
                                                  --------     -------     -------     -------
  Operating income                                     3.4         3.5        11.2         9.2
Non-operating income (loss)                             --         0.3        (0.3)        0.3
Foreign exchange gain (loss)                            --         0.7        (0.4)        0.7
Interest expense                                      (0.5)       (0.6)       (1.5)       (1.7)
                                                  --------     -------     -------     -------
  Earnings before income taxes                         2.8         3.9         9.0         8.6
Income tax expense                                    (0.9)       (1.2)       (2.9)       (2.6)
                                                  --------     -------     -------     -------
  Net earnings from continuing operations              1.9         2.7         6.1         6.0
Earnings (loss) from discontinued operations         (25.4)       (0.7)      (43.6)        0.6
                                                  --------     -------     -------     -------
  Net earnings (loss)                             $  (23.5)        2.0       (37.5)        6.6
                                                  ========     =======     =======     =======

Net earnings (loss) per share:

  Basic - from continuing operations                  0.18        0.25        0.57        0.57
  Basic - from discontinued operations               (2.38)      (0.07)      (4.09)       0.05
                                                  --------     -------     -------     -------
    Basic earnings (loss) per share               $  (2.20)       0.18       (3.52)       0.62
                                                  ========     =======     =======     =======

  Diluted - from continuing operations                0.18        0.25        0.57        0.56
  Diluted - from discontinued operations             (2.38)      (0.07)      (4.09)       0.05
                                                  --------     -------     -------     -------
    Diluted earnings (loss) per share             $  (2.20)       0.18       (3.52)       0.61
                                                  ========     =======     =======     =======

Weighted average number of shares:

  Common                                              10.7        10.6        10.7        10.5
  Common and dilutive common equivalent               10.8        10.8        10.7        10.8


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
                                                     Sept 27       June 28      Dec 31
                                                       2003          2003        2002
                                                    ---------      -------      -------
Cash                                                $     9.2         11.3         12.4
Receivables billed                                       52.4         50.9         51.7
Unbilled receivables under long-term contracts           19.2         20.2         22.4
Customer advanced payments                               (2.2)        (1.9)        (2.4)
                                                    ---------        -----        -----
  Trade accounts receivable                              69.4         69.2         71.7
                                                    ---------        -----        -----
Inventories                                              35.1         33.7         30.1
Assets held for sale                                     44.3         66.6         77.1
                                                    ---------        -----        -----
  Current assets                                        157.9        180.8        191.3
                                                    ---------        -----        -----
Net property, plant and equipment                        38.5         39.0         36.7
Goodwill                                                 13.5         13.5         13.5
Other assets                                             11.7         13.4         14.7
                                                    ---------        -----        -----
                                                    $   221.6        246.7        256.3
                                                    =========        =====        =====

Bank debt and current
 installments, long-term debt                       $    41.7         38.8         33.8
Accounts payable                                         21.0         22.1         21.0
Other liabilities                                        13.2         15.9         16.9
Liabilities related to assets held for sale              14.9         15.4         19.8
                                                    ---------        -----        -----
  Current liabilities                                    90.8         92.2         91.6
Long-term debt                                           15.9         16.3         18.7
Stockholders' equity                                    114.9        138.2        146.0
                                                    ---------        -----        -----
                                                    $   221.6        246.7        256.3
                                                    =========        =====        =====


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                             EMS Technologies, Inc.
                                  Segment Data
                                  (In millions)


                                                      Quarters Ended        Nine Months Ended
                                                    -------------------    -------------------
                                                    Sept 27     Sept 28    Sept 27     Sept 28
                                                      2003       2002        2003       2002
                                                    -------     -------    -------     -------
NET SALES

Space & Technology / Atlanta                        $  12.4       13.9        36.5        38.1
LXE                                                    25.6       21.1        71.9        62.9
EMS Wireless                                           12.1       10.3        36.2        38.0
SatCom                                                 10.9        8.1        32.7        23.2
Other                                                   0.5        3.1         6.0         8.9
                                                    -------      -----      ------       -----
  Total                                             $  61.5       56.5       183.3       171.1
                                                    =======      =====      ======       =====

OPERATING INCOME (LOSS)

Space & Technology / Atlanta                        $   1.2        1.9         3.1         3.4
LXE                                                     1.9        1.2         5.0         2.8
EMS Wireless                                            0.2         --         2.0         2.7
SatCom                                                  1.6        0.9         4.2         2.8
Other                                                  (1.5)      (0.5)       (3.1)       (2.4)
                                                    -------      -----      ------       -----
  Total                                             $   3.4        3.5        11.2         9.3
                                                    =======      =====      ======       =====

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS

Space & Technology / Atlanta                        $   0.7        1.0         1.7         1.8
LXE                                                     1.2        0.6         3.0         1.8
EMS Wireless                                            0.1        0.2         1.1         1.8
SatCom                                                  1.3        1.2         3.3         2.4
Other & Corporate                                      (1.4)      (0.3)       (3.0)       (1.8)
                                                    -------      -----      ------       -----
  Total                                             $   1.9        2.7         6.1         6.0
                                                    =======      =====      ======       =====


FOR FURTHER INFORMATION PLEASE CONTACT: DON T. SCARTZ
                                        CHIEF FINANCIAL OFFICER
                                        770-729-6510


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